ASSIGNMENT, ASSUMPTION, AND NOVATION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION, AND NOVATION AGREEMENT (this “Samson / 360 Investments Assignment Agreement”), dated this __ day of March, 2006 (the “Effective Date”), is made by and among SAMSON INVESTMENT COMPANY, a Nevada corporation (“Samson”), 360 INVESTMENTS LLC, a Delaware limited liability company (“360 Investments”), and GENERAL ELECTRIC COMPANY, a New York corporation (“GE”).

WHEREAS, Samson and GE are parties to that certain Stock Purchase Agreement of even date herewith, pursuant to which Samson is to acquire all of the issued and outstanding capital stock of Springer Mining Company, a Nevada corporation (the “Springer Agreement”) from GE, a copy of which agreement is attached hereto as Exhibit A;

WHEREAS, Samson desires to assign all of its right, title, and interest in and to the Springer Agreement to 360 Investments (subject to 360 Investments undertaking all of Samson’s obligations thereunder) and 360 Investments is willing to accept such assignment of rights and to undertake to fulfill all of such obligations;

WHEREAS, the parties hereto understand that this Samson / 360 Investment Assignment Agreement is one of a series of assignments of, and transactions involving, the Springer Agreement (of which the “360 Investments Subsequent Assignment Agreement” is a component and a copy of which agreement is attached hereto as Exhibit B);

WHEREAS, GE has agreed to consent to the terms and conditions set forth in this Samson / 360 Investments Assignment Agreement in the context of the 360 Investments Subsequent Assignment Agreement, subject to the terms and conditions hereof and thereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Samson hereby irrevocably and unconditionally sells, conveys, assigns, grants, transfers and delivers to 360 Investments and its successors and permitted assignees, to its own use and benefit forever, all of Samson’s right, title and interest in and to the rights granted under the Springer Agreement attached hereto and incorporated herein by reference.

2. 360 Investments hereby irrevocably and unconditionally accepts such right, title, and interest in assigned in Section 2 above and assumes all of Samson’s duties, obligations, and liabilities under the Springer Agreement.

3. Samson, for itself and its successors, but not for 360 Investments, as its permitted assignee, and not for any of 360 Investments’ successors or permitted assignees, hereby releases GE from all of GE’s duties, obligations, and liabilities that may arise in favor of Samson under the Springer Agreement.

4. GE hereby consents to the terms and conditions of the assignment and assumption set forth in this Samson / 360 Investments Assignment Agreement and acknowledges that such consent shall act as a novation in favor of Samson of all of its obligations under the Springer Agreement solely conditioned upon the due execution and delivery of the 360 Investments Subsequent Assignment Agreement and as otherwise subject to the terms and conditions thereof and hereof.

5. Except as otherwise limited herein, this Samson / 360 Investments Assignment Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

6. This Samson / 360 Investments Assignment Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

7. All questions concerning the construction, validity and interpretation of this Samson / 360 Investments Assignment Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

8. This Samson / 360 Investments Assignment Agreement shall not become effective unless and until each of the Springer Agreement, the 360 Investments Subsequent Assignment Agreement, and this document has been duly executed by each party thereto and hereto (as relevant) and each such executed agreement has been delivered to each such executing party.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

SAMSON:	SAMSON INVESTMENT COMPANY, a Nevada corporation

By:

Name:

Its:

360 INVESTMENTS:	360 INVESTMENTS LLC, a Delaware limited liability company

By:

Name:

Its:

GE:	GENERAL ELECTRIC COMPANY

By:

Name:

Its: